EXECUTION COPY





THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. NO INTEREST IN THIS NOTE MAY BE OFFERED OR SOLD EXCEPT: (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.


                                 CANDIE'S, INC.

                      8% SENIOR SUBORDINATED NOTE DUE 2012


$11,000,000                                        Dated: As of April 23, 2002



     FOR VALUE RECEIVED, the undersigned, Candie's, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of Sweet Sportswear, LLC ("Payee"), at Payee's address as specified below (or at such other place as the holder of this Note (the "Holder") may from time to time hereafter direct by notice in writing to the Company), the principal amount of $11,000,000 on April 23, 2012 (the "Maturity Date").

1. Interest and Payment.

     1.1. The principal amount of this Note outstanding from time to time shall bear interest at the annual rate of 8% commencing as of February 1, 2003, payable in arrears beginning May 16, 2003, and payable quarterly in arrears on each August 16th, November 16th, February 16th and May 16th thereafter (each, an "Interest Payment Date"), and, together with the principal amount of this Note at the time outstanding, on the Maturity Date.


     If the principal of, or any installment of interest on, this Note is not paid when due, then the overdue amount shall bear interest ("Default Interest") at the annual rate of 10%, which interest shall accrue from the date such overdue amount became due through the date payment of such overdue amount (including interest thereon) has been duly made or provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months, for the actual number of days elapsed. All accrued Default Interest shall be payable on demand. Notwithstanding anything to the contrary contained in this Note, the Company shall not be obligated to pay, and the Holder shall not be entitled to charge, collect or receive interest in excess of the maximum rate allowed by applicable law. If during any period of time the interest rate specified herein exceeds such maximum rate, then, any amounts of interest collected by the Holder in excess of such maximum rate shall be applied to the reduction of the unpaid principal amount of this Note.

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

     1.2. All payments of the principal of, accrued interest on, and other amounts payable under this Note shall be payable in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts. At the option of the Holder of this Note, the Company will make all payments on account of this Note by electronic funds transfer in funds immediately available at the place of payment to a deposit account with a commercial bank designated by the Holder in writing at least three business days prior to the relevant Interest Payment Date, Maturity Date or prepayment date. All payments received on account of this Note shall be applied first to the payment of accrued and unpaid interest on this Note and then to the reduction of the unpaid principal amount of this Note.

     1.3. In the event that the date for the payment of any amount payable under this Note falls due on a Saturday, Sunday or public holiday under the laws of the State of New York, the time for payment of such amount shall be extended to the next succeeding business day and any principal amount otherwise due and payable shall continue to bear interest until paid in full on such extended payment date.

2. Prepayment. The Company may, upon at least five business days prior written notice to the Holder of this Note, prepay the principal of this Note outstanding at any time, in whole at any time and in part from time to time, without penalty or premium, together with interest on the principal amount being prepaid accrued through the date of prepayment.

3. Covenants. The Company covenants and agrees that for so long as any portion of the indebtedness evidenced by this Note, whether principal, accrued and unpaid interest or any other amount at any time due hereunder, remains unpaid:

     3.1. The Company will not, without the consent of the Holder, which consent shall not be unreasonably withheld, delayed or conditioned:

     (a) Issue, create, incur, assume, permit, guarantee or suffer to exist any indebtedness or other obligations for money borrowed, except for (i) trade credit in the ordinary course of the Company's business, (ii) indebtedness under this Note and any extension, renewal or refinancing thereof, (iii) Senior
Indebtedness (as such term is defined in Section 7.9 below), and (iv) indebtedness or other obligations for money borrowed which are subordinated (in right of payment) in all respects to this Note.

     (b) Effect a merger or consolidation in which neither the Company nor a wholly-owned subsidiary of the Company is the surviving entity unless such merger or consolidation is in compliance with the provisions of Section 8 hereof.

     (c) Liquidate, wind up its affairs or dissolve.

     (d) Except as may be required under the Company's Share Purchase Rights Plan, (i) redeem, purchase or otherwise acquire for cash consideration any shares of the Company's common stock, par value $.001 per share ("Shares"); provided; however, that the Company may at any time repurchase Shares issued pursuant to any Stock Option Plan of the Company from employees, consultants and directors upon termination of their relationships with the Company or (ii) declare, pay or set aside sums for payment of any cash dividends or make any other cash distributions on any Shares.

     3.2. The Company will:

     (a) Do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its corporate existence, rights and franchises, provided that the Company may effect a transaction in accordance with Section 8 hereof.

     (b) Promptly following the occurrence of any event that is or, with the passage of time or the giving of notice or both, would be, an Event of Default ("Default"), furnish to the Holder a statement of the Company's President or Chief Financial Officer setting forth the details of such Default and the action which the Company proposes to take with respect thereto.

     4. Events of Default. If any of the following events (each an "Event of Default") shall occur:

     4.1. The Company fails to pay the principal of, any installment of interest accrued on, or any other amount at anytime owing under, the Note, within ten days of when the same becomes due and payable hereunder; or

     4.2. The Company defaults in the due observance or performance of or breaches any of its covenants contained in this Note and such default is not cured within 30 days after the Company has received written notice of the occurrence of such default; or

     4.3. The Company shall (i) become insolvent, however evidenced, (ii) apply for or consent to the appointment of, or the taking of possession by, a receiver, trustee or similar official of or for itself or of or for all or a substantial part of its property, (iii) make an assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code, as now or hereafter in effect (the "Code"), (v) file a petition seeking to take advantage of any other bankruptcy, insolvency, moratorium, reorganization or other similar law of any jurisdiction ("Other Laws"), (vi) acquiesce as to, or fail to controvert in a timely or appropriate manner, an involuntary case filed against it under the Code, or (vii) take any corporate action in furtherance of any of the foregoing; or

     4.4. A proceeding or involuntary case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction
(i) under the Code, (ii) seeking liquidation, reorganization, dissolution, winding up or composition or readjustment of its debts under any Other Laws, or
(iii) seeking the appointment of a trustee, receiver or similar official for it or for all or any substantial part of its assets, and any such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 90 days; or

     4.5. A final non-appealable judgment for the payment of money shall be rendered by a court of competent jurisdiction against the Company and the Company shall not discharge the same, or procure a stay of execution thereof within 90 days from the date of entry thereof and within such 90 day period or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, and such judgment, together with all other judgments against the Company, shall exceed in the aggregate $1,000,000 in excess of any insurance as to the subject matter of such judgments, as to which coverage has not been declined or the underlying claim rejected by the applicable insurer; or

     4.6. The liquidation or dissolution of the Company or any vote in favor thereof by the board of directors and shareholders of the Company; or

     4.7. A proceeding is commenced to foreclose a security interest in or lien on any asset of the Company as a result of a default in the payment or performance of any indebtedness of the Company in excess of $1,000,000, together with accrued unpaid interest thereon and related costs (other than the Note) and such proceeding has not been dismissed within 90 days of the commencement of such proceeding; or

     4.8. An attachment or garnishment is levied against the assets of the Company involving an amount in excess of $1,000,000 and the lien created by such levy is not vacated, bonded or stayed within 90 days after such lien has attached to such assets; or

     4.9. The Company defaults in the payment (regardless of amount) when due of the principal of, interest on, or any other liability on account of, any indebtedness of the Company (other than this Note) having an unpaid principal amount in excess of $1,000,000 and the holder of such indebtedness accelerates the maturity of such indebtedness, or a default occurs in the performance or observance by the Company of any covenant or condition (other than for the payment of money) contained in any note (other than this Note) or agreement evidencing or pertaining to any indebtedness of the Company (other than this Note) having an unpaid principal amount in excess of $1,000,000 and the holder of such indebtedness accelerates the maturity of such indebtedness;


then, (i) upon the occurrence and continuance of any Event of Default (other than an Event of Default referred to in clause (ii) below), the Holder may declare the outstanding principal amount of this Note and accrued unpaid interest thereon to be due and payable, whereupon such principal and accrued and unpaid interest shall be due and payable forthwith, and (ii) upon the occurrence and continuance of any Event of Default specified in Section 4.3, 4.4 or 4.6, the unpaid principal balance of this Note, together with accrued and unpaid interest on this Note through the date of such Event of Default, shall become and be immediately due and payable without any declaration or other action by the Holder of this Note and without presentment, demand, protest or other notice or other requirements of any kind, all of which are hereby expressly waived by the Company.

5. Suits for Enforcement and Remedies. If any one or more Events of Default shall occur and shall continue, the Holder may proceed to (i) protect and enforce Holder's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Note or in any agreement or document referred to herein, (ii) enforce the payment of this Note, or (iii) enforce any other legal or equitable right of the Holder. No right or remedy herein or in any other agreement or instrument conferred upon the holder of this
Note is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

6. Restriction on Transfer. This Note has been acquired for investment and has not been registered under the securities laws of the United States of America or any state thereof. Accordingly, neither this Note nor any interest therein may be offered for sale, sold or transferred in the absence of registration and qualification of this Note under applicable federal and state securities laws or an opinion of counsel of the Holder reasonably satisfactory to the Company that such registration and qualification are not required.

7. Subordination.

     7.1. The Company covenants and agrees, and the Holder, by his or its acceptance hereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section 7, the indebtedness represented by this Note and the payment of the principal of accrued interest on, and all other amounts payable in respect of this Note are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness; provided, however, that, notwithstanding the foregoing or anything else to the contrary contained in this Section 7, payments, if any, in respect of this Note from the sale of Pledged Collateral under the circumstances and in the manner set forth in the Collateral Pledge Agreement between the Company and Michael Caruso & Co., Inc. ("Caruso"), on the one hand, and Payee, on the other hand, dated as of April 23, 2002 and attached hereto as Exhibit A (the "Pledge Agreement"), shall not be subordinate, and shall, in fact, be senior in right of payment, to the Senior Indebtedness and enforcement by Payee of its rights under the terms and conditions of such Pledge Agreement shall not be impaired or limited by reason of this Section 7.

     7.2. Upon any distribution of assets of the Company in the event of:

     (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Company or to its creditors, as such, or to its assets, or

     (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or

     (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, or

     (d) any other event which would constitute an Event of Default specified in
Section 4.3 or Section 4.4 hereof,


then, and in any such event, the holders of Senior Indebtedness shall be entitled to receive:

     (1) payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment, before the Holder is entitled to receive any payment on account of the principal of, accrued interest on, or any other amount payable or in respect of this Note, and


     (2) any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of this
Note in any such case, proceeding, dissolution, liquidation or other winding up or event, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of this Note.

     In the event that, notwithstanding the foregoing provisions of this Section 7.2, the Holder shall have received in respect of this Note any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of this Note, before all Senior Indebtedness is paid in full, or payment thereof provided for, and if prior to the time of such payment or distribution, the Holder shall have received written notice from the Company or a holder of Senior Indebtedness of the occurrence of any such event and the fact that the Senior Indebtedness has not been paid in full, then, in such event, all such payments or distributions received following such notice shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay, or provide for the payment of, all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

     7.3. The Company may not make any payment of the principal of, accrued interest on, or any other amount payable in respect of, the Note, nor may the Company acquire the Note for cash or property (other than for capital stock of the Company) if:

     (a) a payment default on any Senior Indebtedness has occurred and is continuing beyond any applicable grace period with respect thereto; or

     (b) a default  (other than a default  referred to in the  preceding  clause
(1)) on any Senior Indebtedness occurs and is continuing that permits holders of such Senior Indebtedness to accelerate the maturity thereof and the default is the subject of judicial proceedings or the Company receives a notice of default thereof from any person or other entity which may give such notice pursuant to the instrument evidencing or document governing such Senior Indebtedness (a "Senior Indebtedness Default Notice").


     If the Company receives a Senior Indebtedness Default Notice, then a similar notice received within one year thereafter relating to the same default on the same issue of Senior Indebtedness shall not be effective for purposes of this Section 7.3. The Company may resume payment on the Note and may acquire the
Note if and when:

     (1) the default referred to above is cured or waived as provided or permitted in accordance with the terms of the applicable Senior Indebtedness; or

     (2) in the case of a default referred to in clause (b) of the preceding paragraph, 90 or more days pass after the receipt by the Company of the Senior Indebtedness Default Notice described in clause (b) above; and

this Note otherwise permits the payment or acquisition at that time.

     In the event that, notwithstanding the foregoing, the Company makes a payment to the Holder prohibited by the foregoing provisions of this Section 7.3, and the Holder receives written notice from the Company or a holder of Senior Indebtedness prior to the receipt of such payment that any such payment is prohibited, then, and in such event, such payment shall (to the extent permitted by law) be paid over and delivered forthwith to the Company by or on behalf of the person or entity holding such payment for the benefit of the holders of the Senior Indebtedness. The Company shall provide the Holder with copies of all Senior Indebtedness Default Notices that the Company receives from a holder of Senior Indebtedness.

     The provisions of this Section 7.3 shall not apply to any payment with respect to which Section 7.2 would be applicable.

     7.4. Nothing contained in this Section 7.4 or elsewhere in this Note shall prevent the Company, at any time, except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 7.2 or under the conditions described in Section 7.3, from making payments at any time of the principal of, accrued interest on, or other amounts payable, in respect of this Note.

     7.5. Subject to payment in full of all Senior Indebtedness to the extent and in the manner set forth in this Section 7, the Holder shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Section 7 to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property and securities applicable to the Senior Indebtedness until the principal amount of, or other amount payable, accrued interest on, or other amount payable, in respect of, the Note shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holder of this Note would be entitled, except for the provisions of this Section 7, and no payments over pursuant to the provisions of this Section 7 to the holders of Senior Indebtedness by the Holder of this Note, shall as among the Company, its creditors other than holders of Senior Indebtedness and the Holder, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

     7.6. The provisions of this Section 7 are and are intended solely for the purpose of defining the relative rights of the Holder of this Note, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Section 7 or elsewhere in the Note is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holder, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Section 7 of the holders of Senior Indebtedness, is intended to rank senior to all other general obligations of the Company), to pay to the Holder the principal of, accrued interest on, or other amounts in respect of the Note, as and when the same shall become due and payable in accordance with the terms of the Note; or (b) affect the relative rights against the Company of the Holder and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under the Note, subject to the rights, if any, under this Section 7 of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Holder.

     7.7. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Note, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder of this Note, without incurring responsibility to the Holder of this Note and without impairing or releasing the subordination provided in this Section 7 or the obligations hereunder of the Holder of this Note to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew, increase or alter, Senior Indebtedness, or otherwise amend, replace, restate or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

     7.8. Upon any payment or distribution of assets of the Company referred to in this Section 7, the Holder of this Note shall be entitled to rely upon any final, nonappealable order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Holder of this Note for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 7.

     7.9. As used in this Section 7, the following capitalized terms will have the definition set forth below:


     "Senior Indebtedness" means, without duplication, (a) the principal of, and premium (if any), and unpaid interest, fees and other amounts on (i) all present and future obligations incurred by the Company (whether as borrower or guarantor) under or pursuant to any loan or credit agreement between or among the Company and one or more banks and/or other institutional lenders (including but not limited to the factoring agreement between the Company and CIT Commercial Services, Inc. dated as of January 23, 2002) (each, a "Financing Agreement"), or any agreement between or among the Company and one or more banks and/or other institutional lenders providing for the extension, amendment, renewal, refunding, expansion or refinancing of such obligations (a "Refinancing Agreement"), whether now existing or hereafter entered into or contracted, including, without limitation, the principal balance of all loans made thereunder and interest and fees accruing with respect to such loans and (ii) all other present and future obligations, liabilities, and indebtedness incurred by the Company under or pursuant to any present or future Financing Agreement or Refinancing Agreement, including, without limitation, reimbursement obligations with respect to letters of credit issued pursuant to a Financing Agreement or a Refinancing Agreement (and all fees, commissions and charges incurred in connection with the issuance and maintenance of such letters of credit) or obligations with respect to acceptances issued or overdrafts extended pursuant to a Financing Agreement or a Refinancing Agreement; (b) indebtedness incurred by the Company to finance the acquisition by it of assets classified as capital assets under GAAP, provided such indebtedness is not secured by any of the Company's assets other than the assets being acquired ("Purchase Money Debt"); and (c) obligations of the Company as lessee under leases required to be capitalized on the balance sheet of the lessee under GAAP, provided such obligations are not secured by any of the Company's assets other than such leases; in each case, (1) whether now existing or hereafter arising and whether such indebtedness or obligations arise or accrue before or after the commencement of any bankruptcy, insolvency or receivership proceedings, including, without limitation, interest and fees accruing pre-petition or post-petition at the rate or rates prescribed in a Financing Agreement, a Refinancing Agreement and/or Purchase Money Debt and/or any extension, amendment, renewal, refunding, expansion or refinancing of any of the foregoing, and costs, expenses, and attorneys' fees and disbursements, whenever incurred (and, whether or not such claims, interest, costs, expenses, fees or disbursements are allowed or allowable in any such proceeding); and (2) unless the document, instrument or agreement creating or evidencing the indebtedness or obligation or pursuant to which the same is outstanding, provides (A) that such indebtedness is not superior in right of payment to the Note or (B) that such indebtedness or obligation shall be subordinated to any other such indebtedness or obligation, unless such indebtedness or obligation expressly provides that it shall be senior in right of payment to the Note.

8. Consolidation, Merger, Conveyance, Transfer or Lease.

     8.1. (a) Without the consent of the Holder, the Company will not (i) merge with or into or consolidate with any other person, permit any other person to merge or consolidate with or into it, or (ii) sell all or substantially all of its property to any other person; provided, however, that the foregoing restriction does not apply to the merger or consolidation of the Company with another entity or the transfer of all or substantially all of the property of the Company to any other person or entity if: (1) (A) the corporation that results from such merger or consolidation or to which all or substantially all of the property of the Company is transferred (the "Surviving Corporation") is organized under the laws of, and conducts substantially all of its business and has substantially all of its properties within, the United States of America or any jurisdiction or jurisdictions thereof; (B) the Surviving Corporation is Creditworthy, as defined in Section 8.1(b) below; (C) the due and punctual payment of the principal of, and interest on this Note, according to their tenor, and the due and punctual performance and observance of all the covenants in this Note, to be performed or observed by the Company, are expressly assumed pursuant to such assumption agreements and instruments in such forms as shall be approved reasonably by the Holder, or assumed by operation of law, by the Surviving Corporation; and (D) immediately prior to, and immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default exists or would exist, or (2) (A) the Company is the Surviving Corporation; (B) the stockholders of the Company immediately prior to such transaction own at least a majority of the voting securities of the Company following the transaction; and (C) immediately prior to, and immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default exists or would exist.

     (b) For purposes of this Section 8.1, "Creditworthy" shall mean that the Debt to Cash Flow Ratio of the Surviving Corporation is not greater than the Debt to Cash Flow Ratio of the Company for the most recent fiscal quarter ending immediately prior to such merger or consolidation and (ii) the shareholders' equity of the Surviving Corporation (excluding goodwill from the calculation of its assets) immediately after such transaction is equal to or greater than the shareholders' equity of the Company (excluding goodwill from the calculation of its assets) immediately prior to such merger or consolidation. For purposes hereof, "Debt to Cash Flow Ratio" shall mean the ratio of (1) (A) all obligations of the Company or the Surviving Corporation, as the case may be, for borrowed money, (B) all obligations of the Company or the Surviving Corporation, as the case may be, evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, and (C) all guaranties of the Company or the Surviving Corporation, as the case may be, with respect to indebtedness of the type referred to in this definition of another person, to (2) the cash flow of the Company or the Surviving Corporation, as the case may be, each as determined in accordance with GAAP.

     (c) In connection with any transaction as to which Section 8.1(a) shall apply, the Company shall deliver to the Holder an Officer's Certificate stating that such consolidation, merger, conveyance, transfer, lease or other disposition, comply with this Section 8 and that all conditions precedent herein provided for relating to such transaction have been complied with, and an Opinion of Counsel that, to its knowledge, no Default or Event of Default exists.

     8.2. Upon any consolidation of the Company with, or merger of the Company into, any other entity or any conveyance, transfer, sale, lease or other disposition of all or substantially all the properties and assets of the Company in accordance with Section 8.1, the successor entity formed by such consolidation or into which the Company is merged, or to which such conveyance, transfer, sale, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Note with the same effect as if such successor entity had been named as the Company herein, and thereafter, except in the case of a conveyance, transfer, sale, lease or other disposition, the predecessor entity shall be relieved of all obligations and covenants under this Note.

     8.3. The consolidation of the Company with, or merger of the Company into, another entity or the liquidation or dissolution of the Company following the conveyance, transfer, sale, lease or other disposition of all or substantially all the properties and assets of the Company in accordance with Section 8.1, shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Note if the entity formed by such consolidation or into which the Company is merged or the entity which acquires by conveyance or transfer such assets substantially as an entirety, as the case may be, shall, as part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Section 8.1.

9. Miscellaneous.

     9.1. The  obligations  to make the  payments  provided for in this Note are
absolute  and   unconditional   and  not  subject  to  any   defense,   set-off,
counterclaim, rescission, recoupment or adjustment whatsoever.

     9.2. If, following the occurrence and continuance of an Event of Default, the Holder of this Note shall seek to enforce the collection of any amount of principal and/or accrued interest on this Note, there shall be immediately due and payable by the Company, in addition to the then unpaid principal of, and accrued unpaid interest on, this Note, all reasonable costs and expenses incurred by the Holder of this Note in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements.

     9.3. No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver or as an acquiescence in any Default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

     9.4. This Note may not be modified or discharged (other than by payment), except by a writing duly executed by the Company and Holder.

     9.5. The headings of various sections and subsections of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

     9.6. The Company and, by its acceptance of this Note, the Holder agree that any notice, request, demand or other communication required or permitted to be given to the Company or the Holder pursuant to the provisions of this Note shall be in writing and (a) personally delivered, (b) sent via facsimile, with confirmed transmission and receipt, and followed promptly by delivery of the original, or (c) sent by a nationally-recognized courier or overnight service such as Federal Express, (for next business day delivery) postage prepaid, as follows:

                    (i)  if to the Company, to:

                         Candie's, Inc.
                         400 Columbus Avenue
                         Valhalla, New York 10595
                         Attn: Deborah Sorell Stehr, Esq,
                               Senior Vice President and General Counsel
                         Facsimile No.: (914) 769-8103

                         With a copy to (which does not constitute notice):
                         Blank Rome Tenzer Greenblatt LLP
                         405 Lexington Avenue
                         New York, NY 10174
                         Attn: Robert J. Mittman, Esq.
                         Fax: (212) 885-5001

                    (ii) if to the  Holder of this Note,  to the  address or the facsimile number (as the case may be) of such Holder as shown on the Company's books and records; the address for the Payee is as follows:

                         Sweet Sportswear, LLC
                         5804 E. Slauson Avenue
                         Commerce, California 90040
                         Attn: Deborah Greaves, General Counsel
                         Facsimile No.: (323) 728-1641

                         With a copy to (which does not constitute notice):

                         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                         2029 Century Park East - Suite 2400
                         Los Angeles, California  90067
                         Fax:  (310) 229-1001
                         Attn:  David Antheil, Esq.

     Either the Company or the Holder (and each of their permitted assigns) may change its address for receipt of future notices hereunder by giving written notice to the other in the manner provided herein. Notices shall be deemed given and received at the time of personal delivery or completed facsimile transmission, or, if sent by Federal Express or other overnight delivery service one business day after such sending.

     9.7. The Company may not delegate its obligations under this Note. The Holder may assign, pledge or otherwise transfer this Note without prior written consent of the Company. This Note inures to the benefit of Payee, its successors and its assignee of this Note and binds the Company, and its successors and assigns, and the terms "Payee" and "the Company" whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

     9.8. This Note shall continue to be effective or be reinstated, as the case may be, if at any time any payment made pursuant to it is rescinded or must otherwise be returned by the Holder upon bankruptcy or reorganization or otherwise of the Company, all as though such payment had not been made.

     9.9. This Note shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal substantive laws of the State of New York, without giving effect to the choice of law rules thereof.

     9.10. The Company and, by its acceptance of this Note, the Holder agree as follows:

     (a) The Holder hereby irrevocably agrees that any lawsuit commenced by the Holder against the Company in connection with any dispute arising out of or relating to this Note (each, a "Holder Lawsuit") shall be brought by the Holder, unless otherwise agreed to in writing by the Company, solely in a federal or state court located within the County of New York, State of New York, and, in connection with each Holder Lawsuit, each of the Company and the Holder irrevocably agrees to submit to the exclusive jurisdiction of any federal or state court located within the County of New York, State of New York and irrevocably agrees to waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any Holder Lawsuit brought in such court or any defense of inconvenient forum for the maintenance of such Holder Lawsuit in such court.

     (b) The Company hereby irrevocably agrees that any lawsuit commenced by the Company against the Holder in connection with any dispute arising out of or relating to this Note (each, a "Company Lawsuit") shall be brought by the Company, unless otherwise agreed to in writing by such Holder, solely in a federal or state court located within the County of Los Angeles, State of California, and, in connection with each Company Lawsuit, each of the Company and the Holder irrevocably agrees to submit to the exclusive jurisdiction of any federal or state court located with the County of Los Angeles, State of California and irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any Company Lawsuit brought in such court or any defense of inconvenient forum for the maintenance of such Company Lawsuit in such court.

     (c) Each of the Company and the Holder agrees that a judgment in any Holder Lawsuit or Company Lawsuit may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (d) Each of the Company and the Holder consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 9.6 hereof.

     9.11. This Note is exchangeable, without expense, upon the surrender hereof by the Holder at the principal executive office of the Company, for two or more new Notes of like tenor and date (except for the principal amounts thereof) representing in the aggregate the same principal amount as this Note, in such denominations as shall be designated by the Holder thereof at the time of such surrender, provided that such new Notes shall be issuable in minimum denominations of $10,000 and integral multiples thereof.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver a new Note of like date and tenor, in lieu thereof.

     9.12. By acceptance of this Note, the Holder agrees and acknowledges that the Company does not retain any right, title or interest in or to any Assets (as defined in the Capital Contribution Agreement) conveyed by the Company to IP Holdings LLC ("IP Holdings") pursuant to that certain Capital Contribution Agreement dated as of August 20, 2002 by and among the Company and Caruso, as transferors, and IP Holdings, as transferee (as amended or modified from time to time, the "Capital Contribution Agreement").


                                CANDIE'S, INC.

                                By: /s/ Neil Cole
                                    --------------------------------------------
                                    Name: Neil Cole
                                    Title: Chief Executive Officer and President


Receipt of this Note is hereby accepted and
acknowledged this 18th day of October, 2002, by:

SWEET SPORTSWEAR, LLC

By: /s/ Hubert Guez
    -----------------------------
    Name: Hubert Guez
    Title: Manager

                                    EXHIBIT A

                           COLLATERAL PLEDGE AGREEMENT